/Mercury Proprietary/No Tech Data/ FIRST AMENDMENT TO PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT GRANTED TO CHRISTOPHER CAMBRIA UNDER THE MERCURY SYSTEMS, INC. 2018 STOCK INCENTIVE PLAN This First Amendment (“Amendment”), with respect to awards of performance-based restricted stock (“Restricted Stock”) previously granted by Mercury Systems, Inc. (the “Company”) to Christopher Cambria (the “Grantee”) under the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”), is dated as of January 25, 2024. WHEREAS, on each of August 16, 2021 and February 15, 2022, the Company granted awards of Restricted Stock under the Plan to the Grantee, the terms of which are governed by an award agreement dated as of each such date (each, an “Award Agreement”); and WHEREAS, the Company desires to amend each Award Agreement to provide for the prorated vesting, subject to actual performance, of the shares of Restricted Stock awarded thereunder in the event of the Grantee’s qualified termination of employment; and WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under each Award Agreement. NOW, THEREFORE, Mercury does hereby amend each Award Agreement as follows: 1. Vesting. If the Grantee’s employment is terminated in a manner that qualifies the Grantee for cash severance under any applicable agreement that contemplates this amendment, then: (a) Section 2(c) of the Award Agreement shall be not be given any force or effect; and (b) For purposes of Section 3(b) of the Award Agreement, the “third anniversary of the Grant Date” shall be deemed to mean the final day of the Company’s 2024 fiscal year. 2. Continuation of Award Agreement. Except as stated herein, the terms of each Award Agreement shall continue in full force and effect. IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date first set forth above. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer